                                                                    EXHIBIT 23.4


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


We consent to the incorporation by reference in the Registration Statement on Form S-8 of EMusic.com Inc., of our report dated November 19, 1999 on our audit of the financial statements of Group K Inc., as of December 31, 1998 and 1997 and for the period June 16, 1997 (inception) through December 31, 1998, the year ended December 31, 1998 and the period June 16, 1997 (inception) through December 31, 1997 included in the Form 8-K filed with the Securities and Exchange Commission.

                                        /s/ Richard A. Eisner & Company, LLP

New York, New York
January 10, 2000